UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

April 8, 2005

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. which will be held at 11:00 a.m., C.D.T., Friday, May 20, 2005, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and vote at that time.

Sincerely,

/S/ THOMAS P. CAPO

Thomas P. Capo

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 8, 2005

TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. will be held at 11:00 a.m., C.D.T., Friday, May 20, 2005, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135, for the following purposes:

1.	To elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and shall qualify;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2005 year by the Audit Committee of the Board of Directors;

3.	To approve the amendment and restatement of the Long-Term Incentive Plan of Dollar Thrifty Automotive Group, Inc.; and

4.	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on March 24, 2005 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

A list of stockholders entitled to vote at the meeting will be available for examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at least ten days before the meeting in the Office of the Executive Director of Corporate Communications, Dollar Thrifty Automotive Group, Inc., 5310 East 31st Street, Tulsa, Oklahoma 74135.

Your vote is important. Please vote now by proxy even if you plan to attend the meeting. You may vote by marking, signing and dating your proxy card on the reverse side and returning it promptly in the accompanying envelope. The return of the enclosed proxy will not affect your right to vote if you attend the meeting in person.

By Order of the Board of Directors

/S/ STEPHEN W. RAY

Stephen W. Ray

Secretary

____________________________________________________________________________________________________

Your vote is important. Please vote by marking, signing and dating your proxy card on the reverse side and returning it promptly

in the accompanying envelope.

____________________________________________________________________________________________________

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

5330 East 31st Street

Tulsa, Oklahoma 74135

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This Proxy Statement is solicited by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTG”), and is furnished in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m., C.D.T., Friday, May 20, 2005, at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135. DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 8, 2005.

As used in this Proxy Statement, “Company” means collectively DTG and its subsidiaries.

Quorum

The record date for the meeting is March 24, 2005. DTG has outstanding one class of voting securities, being common stock, $0.01 par value (“Common Stock” or “Shares”), of which 25,267,535 Shares were outstanding as of the close of business on the record date. A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting. Abstentions and broker non-votes are counted as present in determining whether there is a quorum. In addition, any stockholder who completes the proxy card withholding authority to vote for a director nominee will be counted as present in determining if there is a quorum.

Vote Required

Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date. Directors are elected by a plurality of the votes cast at the meeting. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote so long as a quorum exists regardless of whether such nominee receives more than 50% of the stockholder vote. Any other matter voted on at the meeting will be approved if a majority of the votes cast are in favor of such matter, except that pursuant to the New York Stock Exchange stockholder approval policy, approval of Proposal No. 3 - Amendment and Restatement of Long-Term Incentive Plan (“Proposal No. 3”) requires the vote of a majority of the votes cast on Proposal No. 3, and the total number of votes actually cast on Proposal No. 3 must represent more than fifty percent (50%) in interest of all stockholders entitled to vote on Proposal No. 3. Pursuant to such stockholder approval policy, proxies may not be given to vote on Proposal No. 3 unless the beneficial owner of the Shares has given voting instructions. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected or a matter is approved. Inspectors of election appointed by the Board will tabulate the votes cast.

Proxy Voting

The proxy card represents the Shares held of record by each stockholder. Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and mailing the proxy card. Each stockholder’s Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board. Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later dated proxy that is received by DTG before the meeting. If you hold your Shares through a brokerage firm or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

Proxy Solicitation

Execution and return of the enclosed proxy is being solicited by and on behalf of the Board of Directors of DTG for the purposes set forth in the Notice of Annual Meeting. Solicitation other than by mail may be made personally, by telephone or otherwise, by employee officers and employees of DTG who will not be additionally compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by them. Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies at a cost of approximately $6,500. The total cost of soliciting proxies will be borne by DTG.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

DTG has nominated for re-election to the Board eight candidates who currently serve on DTG’s Board. If elected, each candidate will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2006, or when their successors are duly elected and qualified. For more information concerning these director nominees, see “Biographical Information Regarding Director Nominees and Named Executive Officers - Director Nominees.” Unless otherwise designated, the enclosed proxy card will be voted FOR the election of the foregoing nominees as directors. The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the stockholder’s proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.

PROPOSAL NO. 2 --

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed, subject to stockholder ratification, the firm of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors of DTG (“Independent Auditors”) for the fiscal year ending December 31, 2005. In making this recommendation, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Deloitte & Touche LLP, other than audit services, is compatible with maintaining the independence of the outside auditors. Deloitte & Touche LLP has served DTG as Independent Auditors since DTG’s inception in November 1997.

The following table provides the various fees and out-of-pocket costs billed by Deloitte & Touche LLP in the aggregate for fiscal years ended December 31, 2004 and 2003:

	2004	2003
Audit Fees Fees related to audits of the consolidated and subsidiaries’ annual financial statements and reviews of the consolidated quarterly financial statements and the audit of its internal control over financial reporting as of December 31, 2004	$2,006,624	$950,536
Audit-Related Fees Fees primarily related to agreed-upon debt compliance procedures, airport concession fee audits, comfort procedures, audit of the employee benefit plan and accounting consultations, and for review and assistance related to the Company’s internal controls in 2003 and 2004	$ 867,466	$699,849

Tax Fees Fees related primarily to tax preparation in Canada and Europe	$ 78,106	$ 66,470
All Other Fees Actuarial services not related to financial reporting in 2004	$ 26,284	$ -0-

The Audit Committee of the Board has the sole authority to retain and terminate DTG’s independent auditors and to pre-approve any non-audit services performed by such Independent Auditors. The Audit Committee reviewed and pre-approved all fees paid to Deloitte & Touche LLP for audit and non-audit services in 2004 and 2003. For 2004 and 2003, the Audit Committee approved 100% of the services included in “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” set forth above.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the auditors have indicated that no statement will be made, an opportunity for a statement will be provided.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2005.

PROPOSAL NO. 3 – AMENDMENT AND RESTATEMENT OF LONG-TERM INCENTIVE PLAN

Upon recommendation of the Human Resources and Compensation Committee, the Board approved on March 23, 2005 and recommends to the stockholders for approval, a proposal to amend and restate DTG’s Long-Term Incentive Plan in its entirety (the “Amendment and Restatement”). The Amendment and Restatement will also include the addition of 795,000 Shares and will eliminate an automatic increase or “evergreen” feature. DTG’s Long-Term Incentive Plan adopted by DTG’s sole stockholder at such time, Chrysler Corporation (now known as DaimlerChrysler Corporation), was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.10 to DTG’s Registration Statement on Form S-1, as amended, Registration No. 333-39661, which became effective December 16, 1997, and was amended pursuant to (i) the Amendment to Long-Term Incentive Plan, dated as of September 29, 1998, a copy of which was previously filed with the SEC on May 28, 1999 as Exhibit 10.13 to DTG’s Registration Statement on Form S-8, Registration No. 333-79603, and (ii) the Second Amendment to Long-Term Incentive Plan dated as of May 25, 2000 which was approved by DTG stockholders at DTG’s Annual Meeting held on May 25, 2000, a copy of which was previously filed with the SEC on August 9, 2000 as Exhibit 10.19 to DTG’s Form 10-Q for the quarterly period ended June 30, 2000 (collectively, the “Original Plan”). The description of the Amendment and Restatement is qualified in its entirety by the terms of the Amended and Restated Long-Term Incentive Plan and Director Equity Plan, which is attached hereto as Exhibit A (the “Amended and Restated Plan”).

The Board believes approval of the Amended and Restated Plan is in the best interests of the Company as it aligns the interests of its key employees to DTG’s stockholders. DTG has issued awards under the Original Plan since 1998, but only 44,316 Shares remain available for issuance as of March 24, 2005. In addition to replenishing Shares, the Amendment and Restatement is being proposed by the Board to update the Original Plan for current equity compensation plan practices and to make the Amended and Restated Plan compliant with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Amendment and Restatement is not approved by the stockholders, (i) the Amended and Restated Plan shall not become effective, and (ii) the Original Plan shall remain in full force and effect without giving any effect to the Amended and Restated Plan. For more information regarding the Amended and Restated Plan, see “Additional Information for Amendment and Restatement of Long-Term Incentive Plan Proposal” below.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT DESCRIBED HEREIN AND IN THE AMENDED AND RESTATED PLAN ATTACHED HERETO AS EXHIBIT A.

BIOGRAPHICAL INFORMATION REGARDING

DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

Director Nominees

Below is information concerning each of the nominees for election to the Board, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

Molly Shi Boren, age 61, has served as a director since May 2000. A lawyer and former judge, she has been active in Oklahoma and national civic affairs. Ms. Boren has previously served as a director of Pepsi-Cola Bottling Company of Chicago, Liberty Bancorporation, Pet Food Company and Central and South West Corporation.

Thomas P. Capo, age 54, has served as a director since November 1997 and Chairman of the Board since October 2003. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000. From November 1991 to October 1998 he was Treasurer of Chrysler Corporation. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo is also a director of Sonic Automotive, Inc. and JLG Industries, Inc.

Maryann N. Keller, age 61, has served as a director since May 2000. Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000. She was a financial analyst with ING Barings from January 1999 to June 1999. Ms. Keller is currently the President of Maryann Keller & Associates, a consulting firm.

The Honorable Edward C. Lumley, age 65, has served as a director since December 1997. Mr. Lumley has been Vice Chairman of the investment banking firm, BMO Nesbitt Burns, since August 1994. Mr. Lumley is also a director of Canadian National Railway Company, Magna International Inc., Magna Entertainment Corp., Intier Automotive Inc. and BCE Inc.

Gary L. Paxton, age 58, has served as a director since October 2003, and also from November 1997 to May 2000. Mr. Paxton is currently the Chief Executive Officer and President of DTG. Prior to serving as Chief Executive Officer and President, Mr. Paxton was an Executive Vice President of DTG from November 1997 to December 2002 and was the Chief Operating Officer and President of DTG - Corporate Operations, from January 2003 to September 2003. Mr. Paxton was President of Dollar Rent A Car Systems, Inc. (now known as DTG Operations, Inc.) from November 1990 to December 2002.

John C. Pope, age 56, has served as a director since December 1997. Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994. Mr. Pope has been Chairman of the Board of Waste Management, Inc. since November 2004. Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999. Mr. Pope served as a director and in various executive positions with UAL Corporation and United Airlines, Inc. between April 1988 and July 1994. Mr. Pope is also a director of CNF, Inc., Federal Mogul Corporation, Kraft Foods Inc., RR Donnelley & Sons, Inc. and Waste Management, Inc.

John P. Tierney, age 73, has served as a director since December 1997. Mr. Tierney was the Chairman and Chief Executive Officer of Chrysler Financial Corporation from August 1987 until his retirement in December 1994. Prior to holding this position, he was the Chief Financial Officer of American Motors Corporation.

Edward L. Wax, age 68, has served as a director since December 1997. Mr. Wax has been Chairman Emeritus of Saatchi & Saatchi Advertising Worldwide, an advertising firm with substantial experience in the travel industry, since January 1998. Mr. Wax is also a director of Golf Trust of America, Inc.

Named Executive Officers

The following sets forth information concerning the executive officers of DTG other than Mr. Paxton (whose information appears above) identified under “Executive Compensation - Summary Compensation Table”, including their name, age, principal occupation and employment during at least the past five years and the period during which such person has served as an executive officer of DTG.

R. Scott Anderson, age 46, is currently a Senior Executive Vice President of DTG. Prior to his election as a DTG officer, Mr. Anderson served in several management positions with Thrifty Rent-A-Car System, Inc. since December 1998, and is currently the President.

John J. Foley, age 49, is currently a Senior Executive Vice President of DTG. Prior to his election as a DTG officer, Mr. Foley served in several management positions with Dollar Rent A Car Systems, Inc. (now known as DTG Operations, Inc.) since August 1995, and is currently the President.

Steven B. Hildebrand, age 50, is currently a Senior Executive Vice President and the Chief Financial Officer of DTG and was the Vice President and Chief Financial Officer of DTG from November 1997 to May 2000. Prior to his election as a DTG officer, Mr. Hildebrand was Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc. since August 1995.

Donald M. Himelfarb, age 59, is currently a Senior Executive Vice President and the Chief Administrative Officer of DTG. Prior to holding these offices, Mr. Himelfarb was an Executive Vice President of DTG from November 1997 to December 2002 and was the Chief Operating Officer and President of DTG - Marketing, Franchising and Administration from January 2003 to September 2003. Mr. Himelfarb also served as a director of DTG from November 1997 to May 2000. Mr. Himelfarb was President of Thrifty Rent-A-Car System, Inc. from June 1990 to December 2002 and Thrifty, Inc. from December 1998 to December 2002.

ADDITIONAL INFORMATION FOR AMENDMENT AND RESTATEMENT

OF LONG-TERM INCENTIVE PLAN PROPOSAL

General Information Regarding Amended and Restated Long-Term Incentive Plan and Director Equity Plan

Qualification

The following description of the Amended and Restated Plan is a summary and is qualified in its entirety by reference to the terms of the Amended and Restated Plan attached hereto as Exhibit A.

Purpose of Amended and Restated Plan

The Amended and Restated Plan is intended to primarily provide equity-based incentives to officers and key employees of the Company that serve to align their interests with those of stockholders. The purpose is also to attract and retain non-employee directors and to provide compensation in the form of equity to align their interests with those of stockholders.

Duration of Amended and Restated Plan

Pursuant to the Amended and Restated Plan, no award may be granted under the Amended and Restated Plan on or after ten (10) years from the date the Amended and Restated Plan is approved by DTG’s stockholders. However, awards previously granted may be exercised in accordance with their terms.

`

Number of Shares Available

The Original Plan provides that the maximum number of Shares available for issuance shall be (a) ten percent (10%) of the outstanding Shares as of May 25, 2000, plus (b) 2,400,000 Shares. As the number of Shares outstanding increase from time to time, the number of Shares available for issuance under the Original Plan would automatically increase by ten percent (10%) of the amount of such newly issued Shares. This automatic increase provision, however, is not included in the Amended and Restated Plan.

The following table sets forth certain information for the fiscal year ended December 31, 2004 with respect to the Original Plan under which Common Stock of DTG is authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding Securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,939,070	$17.39	7,687 (1)
Equity compensation plans not approved by security holders	None	None	None
Total	1,939,070	$17.39	7,687 (1)

______________________

(1)	The number described above assumes a maximum 200% of target payout of all Performance Shares (hereinafter defined) previously granted, but the Shares ultimately issued will likely be less.

In addition, the following table sets forth certain information as of March 24, 2005 with respect to DTG’s Shares, the Original Plan and the Amended and Restated Plan:

DTG Shares Outstanding as of March 24, 2005	25,267,535

Original Plan

Shares Reserved Under Original Plan for Outstanding Option Rights (Granted in 1998-2001)	1,407,466	(1)

Shares Reserved Under Original Plan for Awards of Performance Shares (2003-2005 and 2004-2006 Performance Periods)	1,063,026	(2)

Non-Employee Director Shares Earned and Deferred Under Original Plan	134,191

Available Shares Not Yet Reserved for Future Awards Under Original Plan	44,316

Reserved and Available Shares Under Original Plan	2,648,999

Amended and Restated Plan

Additional Shares Requested With Amended and Restated Plan	795,000

Total Reserved and Available Shares Under Original Plan and Additional Shares Requested With Amended and Restated Plan	3,443,999

______________________

(1)	As of March 24, 2005, the weighted average exercise price of the outstanding Option Rights is $17.65 and the Option Rights have a weighted average remaining life of 4.83 years.

(2)	The number of Shares reserved assumes a maximum 200% of target payout of all Performance Shares previously granted, but the Shares ultimately issued will likely be less.

As shown in the table above, as of March 24, 2005, 44,316 Shares remain available for issuance or transfer under the Original Plan. The Amended and Restated Plan provides that the maximum number of Shares that may be issued or transferred is 795,000 Shares, plus (i) any Shares that remain available for issuance or transfer under the Original Plan, and (ii) any Shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under the Amended and Restated Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled (the Shares described in items (i) and (ii) being collectively referred to herein as the “Reserved and Available Shares”). As of March 24, 2005, the amount of Reserved and Available Shares is 2,648,999, and such number will continue to change pursuant to operation of the Original Plan until the date of the Annual Meeting.

Shares covered by an award granted under the Amended and Restated Plan shall not be counted as used unless and until they are actually issued and delivered to an Eligible Participant (hereinafter defined). Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Amended and Restated Plan, any Shares that were covered by that award will be available for issue or transfer under the Amended and Restated Plan. Notwithstanding anything to the contrary contained in the Amended and Restated Plan: (a) Shares tendered in payment of the exercise price of an Option Right (hereinafter defined) shall not be added to the aggregate plan limit described above, (b) Shares withheld by DTG to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above, (c) Shares that are repurchased by DTG with Option Right proceeds shall not be added to the aggregate plan limit described above, and (d) all Shares covered by an Appreciation Right (hereinafter defined), to the extent that it is exercised and Shares are actually issued to the Eligible Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Amended and Restated Plan. These Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

Amendment and Termination of Amended and Restated Plan

The Board may amend the Amended and Restated Plan from time to time without further approval by DTG’s stockholders, except where required by applicable law or the rules and regulations of the New York Stock Exchange. The Board will not, without approval of DTG’s stockholders, authorize the amendment of any outstanding Option Right to reduce the exercise price. In addition, no Option Right will be cancelled and replaced with awards having a lower exercise price without approval of DTG’s stockholders.

The Board may, in its discretion, terminate the Amended and Restated Plan at any time. Termination of the Amended and Restated Plan will not affect the rights of Eligible Participants or their successors under any awards outstanding under the Amended and Restated Plan and not exercised in full on the date of termination.

Administration of Amended and Restated Plan

The Amended and Restated Plan is to be administered by the Board, except that the Board has the authority and has delegated any or all of its powers under the Amended and Restated Plan to the Human Resources and Compensation Committee of the Board (or committee or a subcommittee consisting exclusively of not less than two (2) or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the SEC promulgated under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of New York Stock Exchange rules and regulations), as constituted from time to time. The Board is authorized to interpret the Amended and Restated Plan and related agreements and other documents.

Further, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances of an Eligible Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Shares of Restricted Stock (hereinafter defined) as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units (hereinafter defined) as to which the restriction period has not been completed, or any Performance Shares or Performance Units (hereinafter defined) which have not been fully earned, or any other awards made pursuant to the Amended and Restated Plan subject to any vesting schedule or transfer restriction, or who holds Shares subject to any other transfer restriction imposed pursuant to the Amended and Restated Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Eligibility

The individuals who will be eligible to participate in the Amended and Restated Plan are (the “Eligible Participants”): (i) officers and key employees of the Company, (ii) non-employee directors of DTG, or (iii) any person who has agreed to commence serving in any such capacities within ninety (90) days of the date of grant. The number of Eligible Participants is presently estimated to be approximately 400 persons, although only 51 Eligible Participants received grants under the Original Plan in 2004. The Board determines which persons will receive awards and the number of Shares subject to such awards.

Awards Under Amended and Restated Plan

The Amended and Restated Plan permits the granting of any or all of the following type of awards: (i) rights to purchase Common Stock upon exercise of options (“Option Rights”), (ii) rights granted in tandem with Option Rights (“Tandem Appreciation Rights”), (iii) rights not granted in tandem with Option Rights (“Free-Standing Appreciation Rights” and collectively with Tandem Appreciation Rights, “Appreciation Rights”), (iv) Common Stock as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired (“Restricted Stock”), (v) rights to receive Common Stock or cash at the end of a specified period (“Restricted Stock Units”), (vi) performance shares in the form of Common Stock (“Performance Shares”), (vii) performance units equivalent to $1.00 each or such other value as is determined by the Board (“Performance Units”), and (viii) other awards that may be denominated or payable in or otherwise based on or related to Common Stock or factors that may influence the value of such Common Stock.

All grants of awards under the Amended and Restated Plan will be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms of the awards granted.

Option Rights

Under the Amended and Restated Plan, the Board is authorized to grant to Eligible Participants Option Rights that entitle the Eligible Participants to purchase Common Stock at a price not less than the market value per Share on the date immediately preceding the date of grant. The purchase price for Shares of Common Stock subject to the Option Right is payable (i) in cash at the time of exercise, (ii) by the transfer to DTG of Common Stock owned by the Eligible Participant for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) having a value at the time of exercise equal to the option price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with the Amended and Restated Plan, or (iv) by a combination of such payment methods. No fractional Shares of Common Stock will be issued or accepted.

The Board reserves the discretion at or after the date of grant to provide for (i) the payment of a cash bonus at the time of exercise, (ii) to the extent allowed by applicable law, the availability of a loan at exercise, and (iii) the right to tender in satisfaction of the option price nonforfeitable, unrestricted Common Stock already owned by the Eligible Participant and have a value at the time of exercise that is equal to the option price. Additionally, the Board may substitute, without receiving the Eligible Participant’s permission, Appreciation Rights paid only in Common Stock (or Appreciation Rights paid in Common Stock or cash at the Board’s discretion) for outstanding Option Rights.

No Option Right may be exercisable more than ten (10) years from the date of grant. Each grant will specify the period of continuous service with the Company that is necessary before the Option Rights will become exercisable. A grant of Option Rights may provide for the earlier vesting of such Option Rights in the event of a Change in Control (as defined in the Amended and Restated Plan) of DTG. Any grant of Option Rights may specify management objectives (described below) that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

Grants for non-qualified Option Rights under the Original Plan were generally made in January and September 1998, May and September 1999, May and September 2000, May and November 2001, and May 2002 with some grants made at other times based on hiring and promotion dates (shown under “Various Dates” at the bottom of the table below). The consideration received by the Company for these grants was services rendered by the grantees either as an employee, officer, executive officer or director. The following table provides the number of non-qualified Option Rights as of March 24, 2005, granted under the Original Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, and (v) all current employees, including all current officers who are not executive officers, as a group:

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)
Gary L. Paxton, Director and Director Nominee, Chief Executive Officer and President	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	75,800 30,000 28,000 39,300 39,300
Donald M. Himelfarb, Senior Executive Vice President and Chief Administrative Officer	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	69,600 27,200 25,200 32,700 32,700
Steve B. Hildebrand, Senior Executive Vice President and Chief Financial Officer	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	59,300 23,200 21,500 28,200 28,200
R. Scott Anderson, Senior Executive Vice President	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	35,900 15,400 14,300 25,800 25,800
John J. Foley, Senior Executive Vice President	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	41,100 17,000 15,300 24,800 25,400

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)
All current executive officers as a group	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	281,700 112,800 104,300 150,800 151,400
Molly Shi Boren, Director and Director Nominee	May 2000 May 2001 May 2002	17.6875 23.90 23.20	5,000 5,000 5,000
Thomas P. Capo, Director and Director Nominee	September 2000 May 2001 May 2002	19.6875 23.90 23.20	3,644 5,000 5,000
Maryann N. Keller, Director and Director Nominee	May 2000 May 2001 May 2002	17.6875 23.90 23.20	5,000 5,000 5,000
The Hon. Edward C. Lumley, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
John C. Pope, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
John P. Tierney, `Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
Edward L. Wax, Director and Director Nominee	January 1998 May 1999 May 2000 May 2001 May 2002	20.50 21.1875 17.6875 23.90 23.20	3,000 5,000 5,000 5,000 5,000
All current directors who are not executive officers as a group	January 1998 May 1999 May 2000 September 2000 May 2001 May 2002	20.50 21.1875 17.6875 19.6875 23.90 23.20	12,000 20,000 30,000 3,644 35,000 35,000

Name and Principal Position	Date of Grant	Exercise Price ($)	Number of Options Granted (#)
All current employees, including all current officers who are not executive officers, as a group	January 1998 September 1998 September 1999 September 2000 November 2001 Various Dates	20.50 10.50 19.1875 19.375 11.45 19.78	457,500 192,500 193,800 309,600 325,500 21,020
Joseph E. Cappy, Retired Chairman of the Board and Chief Executive Officer	January 1998 September 1998 September 1999 September 2000 November 2001	20.50 10.50 19.1875 19.375 11.45	139,800 54,700 50,700 75,000 75,000

The non-qualified Option Rights granted in January 1998 became exercisable in three successive equal annual installments commencing on December 31, 1998 and expire on December 31, 2007. The non-qualified Option Rights granted in September 1998 became exercisable in three successive equal annual installments commencing on September 30, 1999 and expire on September 23, 2008. The non-qualified Option Rights granted in May 1999 became exercisable on May 31, 2000 and expire on May 26, 2009. The non-qualified Option Rights granted in September 1999 became exercisable in three successive equal annual installments commencing on September 30, 2000 and expire on September 22, 2009. The non-qualified Option Rights granted in May 2000 became exercisable on May 31, 2001 and expire on May 24, 2010. The non-qualified Option Rights granted in September 2000 became exercisable in three successive equal annual installments commencing on September 30, 2001 and expire on September 27, 2010. The non-qualified Option Rights granted in May 2001 became exercisable on May 31, 2002 and expire on May 23, 2011. The non-qualified Option Rights granted in November 2001 became exercisable in three successive equal annual installments commencing on November 30, 2002 and expire on November 18, 2011. The non-qualified Option Rights granted in May 2002 became exercisable on May 31, 2003 and expire on May 22, 2012. The market value of the securities underlying the non-qualified Option Rights as of March 24, 2005 is $32.05 per Share.

It is not possible to determine the amount of Option Rights that may be granted in the future under the Amended and Restated Plan because the grant of Option Rights is discretionary.

Appreciation Rights

Under the Amended and Restated Plan, the Board may authorize the granting to Eligible Participants of Tandem Appreciation Rights in respect of Option Rights and Free-Standing Appreciation Rights. A Tandem Appreciation Right is a right, exercisable by surrender of the related Option Right, to receive from DTG an amount determined by the Board which will be expressed as a percentage of the spread (not to exceed 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights. A Free-Standing Appreciation Right will be a right of the Eligible Participant to receive from DTG an amount determined by the Board, which will be expressed as a percentage of the spread (not to exceed 100%) at the time of exercise. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by DTG in cash, in Common Stock, or in any combination thereof, and may either grant to the Eligible Participant or retain in the Board the right to elect among those alternatives. Any grant of Appreciation Rights may specify management objectives that must be achieved as a condition to the exercise of such rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the management objectives have been satisfied.

It is not possible to determine the amount of Appreciation Rights that may be granted in the future under the Amended and Restated Plan because the grant of Appreciation Rights is discretionary.

Restricted Stock

Under the Amended and Restated Plan, the Board may authorize the grant or sale of Restricted Stock to Eligible Participants. A grant or sale of Restricted Stock involves the immediate transfer by DTG to an Eligible Participant of ownership of a specific number of Shares in consideration of the performance of services. The Eligible Participant is entitled immediately to voting, dividend and other ownership rights in such Shares. Restricted Stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Board at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control of DTG. Any grant of Restricted Stock may specify management objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the management objectives have been satisfied.

It is not possible to determine the amount of Restricted Stock that may be granted in the future under the Amended and Restated Plan because the grant of Restricted Stock is discretionary.

Restricted Stock Units

Under the Amended and Restated Plan, the Board may authorize the granting or sale of Restricted Stock Units to Eligible Participants. A grant or sale of Restricted Stock Units constitutes an agreement by DTG to deliver Common Stock to the Eligible Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during a restriction period as the Board may specify. During the restriction period, the Eligible Participant has no right to transfer any rights under his or her award and no right to vote such Restricted Stock Units, but the Board may, at the date of grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Stock. A grant or sale of Restricted Stock Units made to an Eligible Participant who is (i) an officer or other key employee will be subject to a restriction period of not less than three (3) years (which may include pro-rata or graded vesting over such period), or (ii) a non-employee director or not an officer or other key employee will be subject to a restriction period of at least six (6) months, as determined by the Board at the date of grant, except that the Board may provide for a shorter restriction period in the event of a Change in Control of DTG.

In February 2003, 25,929 Restricted Stock Units were granted under the Original Plan to non-employee directors which generally vested on December 31, 2003. In March 2004, 24,500 Restricted Stock Units were granted under the Original Plan to non-employee directors which vested on December 31, 2004.

It is not possible to determine the amount of Restricted Stock Units that may be granted in the future under the Amended and Restated Plan because the grant of Restricted Stock Units is discretionary.

Performance Shares and Performance Units

Under the Amended and Restated Plan, the Board may authorize the granting of Performance Shares and Performance Units that will become payable to an Eligible Participant upon achievement of specified management objectives to meet within a specified period (the “Performance Period”). Further, on or before the date of grant, in connection with the establishment of management objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC. The Performance Period will be a period of time not less than six (6) months, except in the case of a Change in Control of DTG, if the Board shall so determine. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the Eligible Participant has achieved the specified management objectives, the Eligible Participant will be deemed to have fully earned the Performance Shares or Performance Units. If the Eligible Participant has not achieved the management objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the Eligible Participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula.

The Amended and Restated Plan requires that the Board establish “management objectives” for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, other awards under the Amended and Restated Plan or dividend credits may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual Eligible Participant or subsidiary, division, department, region or function within the Company. Management objectives applicable to any award to an Eligible Participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in one or more of the following criteria: (i) earnings before interest and taxes, (ii) earnings before interest, taxes, depreciation and amortization, (iii) net income, (iv) revenues, (v) earnings per share, (vi) pre-tax profit, (vii) pre-tax profit margin, (viii) cash flow, (ix) return on equity, (x) return on investment, (xi) return on assets, (xii) stock price, (xiii) total shareholder return, (xiv) economic value added, (xv) performance against business plan, (xvi) customer service, (xvii) market share, (xviii) profit per vehicle, (xix) employee satisfaction, (xx) quality, and (xxi) vehicle utilization. If the Board determines that a change in the business, operations, corporate structure or capital structure of DTG, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to DTG, the Board may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable. Any grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the management objectives have been satisfied.

On January 31, 2001, 167,572 Performance Shares earned for 1998, 1999 and 2000 were awarded as Common Stock under the Original Plan to certain Eligible Participants that were then employed by the Company. On February 14, 2003, 120,000 Performance Shares earned for 2002 were awarded as Common Stock under the Original Plan to certain Eligible Participants that were then employed by the Company. These Performance Shares vested in one-third installments on February 14, 2003, January 31, 2004 and January 31, 2005, respectively.

In February 2003, up to 375,000 Performance Shares were approved for granting under the Original Plan to certain Eligible Participants. Such awards established a target number of Shares that may be earned over a three year measurement period of January 1, 2003 to December 31, 2005 (the “2003-2005 Performance Period”). The number of Performance Shares ultimately earned by an Eligible Participant would be expected to range from zero to 200% of the Eligible participant’s target award, depending on the level of corporate performance over the 2003-2005 Performance Period against certain criteria. The criteria to be used by DTG and the Human Resources and Compensation Committee to determine the number of Performance Shares ultimately earned for the 2003-2005 Performance Period will be DTG’s “pre-tax profit margin percentage” versus the average of the 50th percentile pre-tax margin percentage for a group of leisure industry companies. The “pre-tax margin percentage” shall be calculated as the profit before income taxes of DTG divided by total revenue of DTG as reported on DTG’s applicable annual statement of income. A pre-tax margin percentage performance at or below –5 percentage points of target level will result in an award percentage of 0% and if pre-tax margin is at or above +5 percentage points of target level, the award percentage will be 200%.

In April 2004, up to 280,058 Performance Shares were approved for granting under the Original Plan to certain Eligible Participants. Such awards established a target number of Shares that may be earned over a three year measurement period of January 1, 2004 to December 31, 2006 (the “2004-2006 Performance Period”). The number of Performance Shares ultimately earned by an Eligible Participant would be expected to range from zero to 200% of the Eligible Participant’s target award, depending on the level of corporate performance over the 2004-2006 Performance Period against certain criteria. The criteria to be used by DTG and the Human Resources and Compensation Committee to determine the number of Performance Shares ultimately earned for the 2004-2006 Performance Period will be (i) a certain percentage increase of the cumulative Dollar “brand” and Thrifty “brand” market share (whether corporate or franchised) in the top 100 U.S. airports, and (ii) DTG’s total stockholder return performance relative to companies listed in the Russell 2000 at the beginning and at the end of the 2004-2006 Performance Period.

It is not possible to determine the amount of Performance Shares or Performance Units that may be granted in the future under the Amended and Restated Plan because the grant of Performance Shares and Performance Units is discretionary.

Awards to Non-Employee Directors

Under the Amended and Restated Plan, the Board may, in its discretion, authorize the granting or sale to non-employee directors of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under the Amended and Restated Plan. Non-employee directors are not eligible to receive Performance Shares or Performance Units under the Amended and Restated Plan. Each grant or sale of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards to non-employee directors will generally be upon terms and conditions as described herein.

Other Awards

Under the Amended and Restated Plan, the Board may, subject to limitations under applicable law, grant to any Eligible Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock (including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or any other factors determined by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified subsidiaries of DTG or affiliates or other business units of DTG). The Board will determine the terms and conditions of these awards. Common Stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Board determines. Cash awards, as an element of or supplement to any other award granted under the Amended and Restated Plan, may also be granted. The Board may also grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company to pay cash or deliver other property under the Amended and Restated Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Board.

Restrictions on Awards Under Amended and Restated Plan

Transferability

Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Amended and Restated Plan is transferable by an Eligible Participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the Eligible Participant’s lifetime only by him or her or by his or her guardian or legal representative. The Board may specify at the date of grant that part or all of the Common Stock that is (i) to be issued or transferred by DTG upon exercise of Option Rights or Appreciation Rights, upon termination of the restriction period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended and Restated Plan with respect to Restricted Stock, will be subject to further restrictions on transfer.

Adjustments

The number of Shares covered by outstanding awards under the Amended and Restated Plan and, if applicable, the prices per Share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of Shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Amended and Restated Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of Shares available under the Amended and Restated Plan and the other limitations contained in the Amended and Restated Plan as the Board may determine appropriate to reflect any transaction or event described above.

Resale

Eligible Participants who are reporting persons reselling Shares of Common Stock acquired under the Amended and Restated Plan may only resell (unless they are a party to a Rule 10b5-1 trading plan) during DTG-imposed window periods and only in compliance with the limitations of SEC Rule 144 (other than the holding period requirements which are not applicable because the Shares have been registered).

Incentive Option Rights

Pursuant to the Amended and Restated Plan, the aggregate number of Shares of Common Stock actually issued or transferred by DTG upon the exercise of incentive Option Rights shall not exceed 1,500,000 Shares.

Option Rights

Pursuant to the Amended and Restated Plan, in no event may an Eligible Participant during any calendar year be granted Option Rights in excess of 285,000 Shares of Common Stock.

Appreciation Rights

Pursuant to the Amended and Restated Plan, in no event may any Eligible Participant be granted Appreciation Rights for more than 285,000 Shares of Common Stock in any calendar year.

Performance Shares

Pursuant to the Amended and Restated Plan, in no event may any Eligible Participant in any calendar year be granted Performance Shares that specify management objectives in excess of 160,000 Shares of Common Stock.

Performance Units

Pursuant to the Amended and Restated Plan, in no event may any Eligible Participant in any calendar year be granted Performance Units that specify management objectives having an aggregate maximum value as of their respective dates of grant in excess of $7,100,000.

Restricted Stock

Pursuant to the Amended and Restated Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock that specifies management objectives in excess of 80,000 Shares of Common Stock.

Restricted Stock Units

Pursuant to the Amended and Restated Plan, in no event may any Eligible Participant in any calendar year be granted Restricted Stock Units that specify management objectives in excess of 80,000 Shares of Common Stock.

Withholding Taxes

To the extent that DTG is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under the Amended and Restated Plan, and the amounts available to DTG for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to DTG for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Compliance with the American Jobs Creation Act of 2004 (Section 409A of the Code)

The American Jobs Creation Act of 2004, enacted on October 22, 2004 and effective on January 1, 2005 (the “ AJCA”), revised the federal income tax law applicable to certain types of awards that may be granted under the Amended and Restated Plan. To the extent applicable, it is intended that the Amended and Restated Plan and any grants made under the Amended and Restated Plan comply with the provisions of Section 409A of the Code. The Amended and Restated Plan and any grants made under the Amended and Restated Plan will be administered in a manner consistent with this intent, and any provision of the Amended and Restated Plan that would cause the Amended and Restated Plan or any grant made under the Amended and Restated Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto.

Federal Income Tax Consequences

General

DTG believes that based on federal income tax laws in effect on January 1, 2005, the following are the federal income tax consequences generally arising with respect to awards granted under the Amended and Restated Plan. The following summary provides only a general description of the application of federal income tax laws to the types of awards under the Amended and Restated Plan, but does not address the effects of foreign, state and local tax laws.

Non-Qualified Option Rights

In general, (i) no income will be recognized by an Eligible Participant at the time a non-qualified Option Right is granted, (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the Eligible Participant in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise, and (iii) at the time of sale of Shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Option Rights

No income generally will be recognized by an Eligible Participant upon the grant or exercise of an incentive Option Right. The exercise of an incentive Option Right, however, may result in alternative minimum tax liability. If Common Stock is issued to the Eligible Participant pursuant to the exercise of an incentive Option Right, and if no disqualifying disposition of such Shares is made by such Eligible Participant within two (2) years after the date of grant or within one (1) year after the transfer of such Shares to the Eligible Participant, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the Eligible Participant as a long-term capital gain and any loss sustained will be a long-term capital loss. If Common Stock acquired upon the exercise of an incentive Option Right is disposed of prior to the expiration of either holding period described above, the Eligible Participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the option price paid for such Shares. Any further gain (or loss) realized by the Eligible Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights

No income will be recognized by an Eligible Participant in connection with the grant of a Tandem Appreciation Right or a Free-Standing Appreciation Right. When the Appreciation Right is exercised, the Eligible Participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the exercise.

Restricted Stock

The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the Eligible Participant for such Restricted Stock) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within thirty (30) days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares (determined without regard to such restrictions) over the purchase price, if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the Eligible Participant.

Restricted Stock Units

No income generally will be recognized upon the award of Restricted Stock Units. The recipient of a Restricted Stock Unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Stock on the date that such Shares are transferred to the Eligible Participant under the award (reduced by any amount paid by the Eligible Participant for such Restricted Stock Units), and the capital gain/loss holding period for such Shares will also commence on such date.

Performance Shares and Performance Units

No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.

Tax Consequences to the Company

To the extent that an Eligible Participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration of Shares

On May 28, 1999, DTG filed a Registration Statement on Form S-8 to register 2,412,594 Shares of Common Stock authorized for issuance under the Original Plan and on November 28, 2000, DTG filed a Registration Statement on Form S-8 to register 2,400,000 Shares of Common Stock authorized for issuance under the Original Plan. Upon stockholder approval of the Amended and Restated Plan, DTG will thereafter register the additional Shares issuable thereunder with the SEC on Form S-8.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Certain Beneficial Owners

The following table sets forth certain information as of March 24, 2005 with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:

Name and Address	Amount and Nature
of Beneficial Owner	of Beneficial Ownership	Percent of Class (1)

MSD Capital, L.P. (2)	2,328,600	9.2%

MSD SBI, L.P.

645 Fifth Avenue, 21st Floor

New York, New York 10022

Franklin Resources, Inc. (3)	2,152,000	8.5%

Charles B. Johnson

Rupert H. Johnson, Jr.

One Franklin Parkway

San Mateo, California 94403

Franklin Advisory Services, LLC

One Parker Plaza, 9th Floor

Fort Lee, New Jersey 07024

Barclays Global Investors, NA (4)	2,096,578	8.3%

Barclays Global Fund Advisors

Barclays Capital Securities Limited

45 Fremont Street

San Francisco, California 94105

Dimensional Fund Advisors Inc. (5)	2,054,179	8.1%

1299 Ocean Avenue, 11th Floor

Santa Monica, California 90401

T. Rowe Price Associates, Inc. (6)	1,833,100	7.3%

100 East Pratt Street

Baltimore, Maryland 21202

Tweedy, Browne Company LLC	1,518,248	6.0%

350 Park Avenue

New York, New York 10022

Ronald Gutfleish (7)	1,458,100	5.8%

c/o Elm Ridge Capital Management, LLC

747 Third Avenue, 33rd Floor

New York, New York 10017

______________________

(1)	Based on 25,267,535 Shares outstanding as of March 24, 2005.

(2)	MSD SBI, L.P. (“SBI”) is the record and direct beneficial owner of the Shares and MSD Capital, L.P. is the general partner of SBI.

(3)

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of ten percent (10%) of the outstanding common stock of Franklin Resources, Inc. (“FRI”). Franklin Advisory Services, LLC (“FAS”), an advisory subsidiary of FRI, has the sole power to vote or to direct the vote of the Shares and the sole power to dispose or to direct the disposition of the Shares. The Principal Shareholders, FRI and FAS each disclaim beneficial ownership of the Shares.

(4)

Barclays Global Investors, NA (“Investors”), Barclays Global Fund Advisors (“Advisors”) and Barclays Capital Securities Limited (“Securities”) own 1,800,093, 296,085 and 400 Shares, respectively. Although Investors, Advisors and Securities filed a Schedule 13G jointly, they do not affirm the existence of a group.

(5)	Dimensional Fund Advisors Inc. disclaims beneficial ownership of the Shares.

(6)

The Shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the Shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such Shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such Shares.

(7)

Ronald Gutfleish (“Gutfleish”) is the managing member of two limited liability companies which each manage one or more private investment funds that hold the Shares. Gutfleish disclaims beneficial ownership in the Shares, except to the extent of his pecuniary interest therein.

Directors, Director Nominees and Executive Officers

The following table sets forth certain information as of March 24, 2005, with respect to the number of Shares owned by (i) each director nominee of DTG, (ii) each named executive officer of DTG, and (iii) all directors and named executive officers of DTG as a group.

Amount and Nature

Name of Beneficial Owner	of Beneficial Ownership (1)	Percent of Class (2)

Molly Shi Boren	33,411 (3)	Less than 1%

Thomas P. Capo	33,208 (4)	Less than 1%

Maryann N. Keller	34,327 (5)	Less than 1%

The Hon. Edward C. Lumley	49,715 (6)	Less than 1%

Gary L. Paxton	257,765 (7)	1%

John C. Pope	55,388 (8)	Less than 1%

John P. Tierney	54,934 (9)	Less than 1%

Edward L. Wax	50,767 (10)	Less than 1%

R. Scott Anderson	109,494 (11)	Less than 1%

John J. Foley	141,082 (12)	Less than 1%

Steven B. Hildebrand	148,576 (13)	Less than 1%

Donald M. Himelfarb	126,277 (14)	Less than 1%

All directors and executive	1,094,944	4.3%
officers as a group

_______________________

(1)

The SEC deems a person to have beneficial ownership of all shares which such person has the right to acquire within sixty (60) days. Accordingly, Shares subject to options exercisable within sixty (60) days are included in this column.

(2)	Based on 25,267,535 Shares outstanding as of March 24, 2005.

(3)	Consists of (i) 18,411 Shares subject to a deferral agreement between DTG and Ms. Boren, and (ii) 15,000 Shares subject to options.

(4)	Consists of (i) 19,564 Shares subject to a deferral agreement between DTG and Mr. Capo, and (ii) 13,644 Shares subject to options.

(5)	Consists of (i) 19,327 Shares subject to a deferral agreement between DTG and Ms. Keller, and (ii) 15,000 Shares subject to options.

(6)	Consists of (i) 26,715 Shares owned by Mr. Lumley, and (ii) 23,000 Shares subject to options.

(7)

Consists of (i) 9,000 Shares owned by Mr. Paxton’s trust, (ii) 36,128 Shares held in the Deferred Compensation Plan, (iii) 237 Shares held in DTG’s 401(k) Plan, and (iv) 212,400 Shares subject to options.

(8)	Consists of (i) 6,000 Shares owned by Mr. Pope, (ii) 26,388 Shares subject to a deferral agreement between DTG and Mr. Pope, and (iii) 23,000 Shares subject to options.

(9)	Consists of (i) 6,000 Shares owned by Mr. Tierney, (ii) 25,934 Shares subject to a deferral agreement between DTG and Mr. Tierney, and (iii) 23,000 Shares subject to options.

(10)	Consists of (i) 3,200 Shares owned by Mr. Wax, (ii) 24,567 Shares subject to a deferral agreement between DTG and Mr. Wax, and (iii) 23,000 Shares subject to options.

(11)	Consists of (i) 1,200 Shares owned by Mr. Anderson, (ii) 11,476 Shares held in the Deferred Compensation Plan, (iii) 218 Shares held in DTG’s 401(k) Plan, and (iv) 96,600 Shares subject to options.

(12)	Consists of (i) 6,000 Shares owned by Mr. Foley, (ii) 11,499 Shares held in the Deferred Compensation Plan, (iii) 183 Shares held in DTG’s 401(k) Plan, and (iv) 123,400 Shares subject to options.

(13)	Consists of (i) 3,000 Shares owned by Mr. Hildebrand, (ii) 24,971 Shares held in the Deferred Compensation Plan, (iii) 205 Shares held in DTG’s 401(k) Plan, and (iv) 120,400 Shares subject to options.

(14)

Consists of (i) 31,945 Shares held in the Deferred Compensation Plan, (ii) 232 Shares held in DTG’s 401(k) Plan, (iii) 90,600 Shares subject to options, and (iv) 3,500 Shares owned by the trust of Mr. Himelfarb’s spouse.

INDEPENDENCE, MEETINGS, COMMITTEES AND

COMPENSATION OF THE BOARD OF DIRECTORS

Independence

The Board has determined that all of the director nominees, other than Chief Executive Officer Gary L. Paxton, who is an employee of DTG, are “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations. Specifically, the Board’s determinations of director independence were made in accordance with the categorical standards for director independence attached hereto as Exhibit B. Such categorical standards are also reflected in DTG’s Corporate Governance Policy adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.”

Meetings and Committees

The Board has established certain standing committees, which are comprised solely of non-employee directors, to consider designated matters. These committees of the Board are: the Governance Committee, the Audit Committee and the Human Resources and Compensation Committee. The Board annually selects from its members the members and chairman of each committee. The table below sets forth the number of Board and committee meetings (including teleconference meetings) held in 2004, the members of each committee and the chairman of each committee:

Board Member	Board	Governance	Audit	Human Resources and Compensation

Molly Shi Boren	X	X		X

Thomas P. Capo (1)	X	X	X	X

Maryann N. Keller	X		X

The Hon. Edward C. Lumley (2)	X			X

Gary L. Paxton	X

John C. Pope (3)	X	X		X

John P. Tierney (4)	X		X

Edward L. Wax	X	X	X

Meetings Held in 2004	7	4	14	6

____________________

(1)	Mr. Capo is Chairman of the Board and is an ex-officio member of the Governance Committee, Audit Committee and Human Resources and Compensation Committee.

(2)	Mr. Lumley is the chairman of the Human Resources and Compensation Committee.

(3)	Mr. Pope is the chairman of the Governance Committee.

(4)	Mr. Tierney is the chairman of the Audit Committee.

During the 2004 year, each director attended 75% or more of the total of all meetings held by the Board and the committees on which he or she served, and the average attendance level for all Board and committee meetings was approximately 99%.

As required by New York Stock Exchange rules and regulations, the Board has adopted DTG’s “Corporate Governance Policy” and charters for each of the Board committees. The Corporate Governance Policy and each charter are located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.” DTG shall provide a copy of the Corporate Governance Policy and each charter to any stockholder upon request.

Also, as required by New York Stock Exchange rules and regulations, at each regularly scheduled meeting of the Board, the independent directors of DTG meet in executive session without members of management present. These sessions are presided over by the independent Chairman of the Board, Thomas P. Capo. Interested parties may communicate with the Chairman of the Board and with the independent directors in the manner described below under “Communications with Stockholders.”

Attendance at Annual Meetings of Stockholders

It is DTG policy that all directors should attend the Annual Meeting of Stockholders. All of the DTG directors attended the Annual Meeting of Stockholders held on May 21, 2004.

Governance Committee

Independence and Charter

The Governance Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance. A more detailed description of the Governance Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.”

Consideration and Evaluation of Director Nominees

The Governance Committee will consider director nominees recommended by stockholders. Director nominations by stockholders may be submitted at the times and in the manner described below under “Stockholder Proposals and Director Nominations for Next Annual Meeting.”

The Governance Committee believes that the following qualities or skills are necessary for DTG directors to possess and reviews the same when recommending to the Board nominees for election as directors:

1.	the nominee should be independent as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations;

2.	the nominee should have the ability to apply independent judgment to a business situation;

3.	the nominee should have the ability to represent broadly the interests of all of DTG’s stockholders and constituencies;

4.	the nominee must be free of any conflicts of interest which would interfere with the nominee’s loyalty to DTG and its stockholders;

5.

the nominee should have practical or academic experience in business, economics, government or the sciences - and ideally fifteen (15) or more years of experience including management responsibilities; and

6.	the nominee should have the time to be an active member of the DTG Board, as well as a member of one or more Board committees.

Following the above criteria, the Governance Committee may identify and recommend to the Board qualified nominees for election as directors through various sources, including (i) members of the DTG Board, (ii) stockholders, (iii) key management personnel of the Company, and (iv) search firms (which may be paid a fee), as needed. There will be no difference in the manner in which the Governance Committee evaluates director nominees if the nominees are recommended by stockholders.

Audit Committee

Independence and Charter

The Audit Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Audit Committee appoints the Independent Auditors, reviews and approves their fees for audit and non-audit services, and reviews the scope and results of audits performed by them and by the Company’s internal auditors. It also reviews corporate compliance matters and evaluates and reviews the Company’s system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.”

Audit Committee Financial Expert

The Board has determined that John P. Tierney, chairman of the Audit Committee and an independent director, is an “audit committee financial expert,” as defined by the SEC.

Human Resources and Compensation Committee

Independence and Charter

The Human Resources and Compensation Committee of the Board is currently comprised of four independent directors, one of whom is an ex-officio member. Each of the members is currently “independent” as defined by DTG policy, the Sarbanes-Oxley Act of 2002 and New York Stock Exchange rules and regulations.

The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG’s executive compensation program, as well as generally reviewing the human resources area for the Company, including its management development and succession. As a part of its compensation function, it approves salaries, executive retirement benefits, incentive compensation awards and equity incentive grants for officers and senior executives, as well as corporate goals under performance based compensation plans. A more detailed description of the Human Resources and Compensation Committee’s duties and responsibilities may be found in its charter adopted by the Board and located on DTG’s website (www.dtag.com) under the heading, “Corporate Governance.” See also “Executive Compensation - Report of Human Resources and Compensation Committee on Executive Compensation.”

Report of Audit Committee

Meetings With Management, Internal Auditors and Independent Auditors

The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the Independent Auditors of DTG, Deloitte & Touche LLP. Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee also has met and held discussions with management, internal auditors and the Independent Auditors regarding various topics in addition to matters related to financial statements.

The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments), SAS No. 90 (Audit Committee Communications) and Rule 2-07 (Communication with Audit Committee) of Regulation S-X.

In addition, Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee such firm’s independence.

Responsibility

The Audit Committee is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing, maintaining and evaluating the effectiveness of internal controls and the Independent Auditors have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Independent Auditors included in their report on DTG’s financial statements.

THE AUDIT COMMITTEE

John P. Tierney, Chairman

Thomas P. Capo, ex-officio

Maryann N. Keller

Edward L. Wax

March 23, 2005

Compensation

Board Meeting Fees, Committee Meeting Fees and Retainers

In 2004, non-employee directors were paid an annual board retainer of $35,000, payable in quarterly amounts of $8,750 exclusively in Common Stock. They were also paid an attendance fee of $1,000 for each meeting of the Board of Directors and $1,000 for each meeting of a committee thereof (excluding members of the Audit Committee), in each case payable in cash or Common Stock, as desired by the director. Members of the Audit Committee were paid an annual attendance fee of $18,000, payable in quarterly installments of $4,500 in cash or Common Stock, as desired by the director.

In addition to the meeting fees described above, the Governance Committee chairman was paid an annual retainer of $5,000, payable in quarterly installments of $1,250 exclusively in Common Stock. The Human Resources and Compensation Committee chairman was paid an annual retainer of $7,500, payable in quarterly installments of $1,875 exclusively in Common Stock. The Audit Committee chairman was paid an annual retainer of $10,000, payable in quarterly installments of $2,500 exclusively in Common Stock.

All retainer fees described above will be paid in Common Stock until the director meets DTG’s stock ownership guidelines set forth below. After that, such retainer fees may be paid in cash or Common Stock, as desired by the director. Such directors may elect in advance to defer their fees.

Mr. Capo is the Chairman of the Board of Directors. Service as an independent Chairman and separation from the office of Chief Executive Officer is considered as a corporate governance best practice. Mr. Capo’s compensation for services rendered as Chairman was $150,000 for the fiscal year ended December 31, 2004.

Restricted Stock Grants

In March 2004, each non-employee director was granted 3,500 Restricted Stock Units. The Restricted Stock Units vested on December 31, 2004.

Other

In 2004, DTG made available to each non-employee director the personal use of two vehicles while serving as a director of DTG, including routine maintenance, tags and insurance coverage. Rental cars are also furnished for short-term use for product and service evaluation purposes. In the event of a change in control of DTG, ownership of the two vehicles will be transferred to the director and the use of rental cars for product and service evaluation will continue. Upon retirement from the Board with five years or longer of service, a director shall be permitted to retain the two vehicles until their scheduled turnback date and the use of rental cars for product and service evaluation will continue.

No Compensation or Benefits

DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company.

Stock Ownership Guidelines

The current stock ownership guidelines for non-employee directors of DTG are 20,000 Shares. Such directors are generally given five years from commencing service on the Board to meet the stock ownership guidelines.

Communications with Stockholders

Stockholders may send communications to the DTG Board that should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135. All such communications received by the Secretary will be forwarded to the Chairman of the Board and to the Chief Executive Officer. The Secretary and the Chairman of the Board will review the communications and determine whether or not it is appropriate to forward the communications to the Board or any director.

EXECUTIVE COMPENSATION

Report of Human Resources and Compensation Committee on Executive Compensation

Compensation Philosophy

DTG’s executive compensation program is designed to clearly and fairly relate pay to performance, with the objective of creating long-term stockholder value. The Human Resources and Compensation Committee is guided by the following key principles in determining the compensation of the Company’s senior executives:

Competitive Pay

Compensation should reflect the competitive marketplace so that the Company can attract, retain and motivate high caliber executives.

Accountability for Business Performance

Compensation should be partly tied to overall Company financial performance, so that executives are held accountable through their compensation for achievement of Company financial goals.

Accountability for Individual Performance

Compensation should be partly tied to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

Alignment With Stockholder Interests

Compensation should be partly tied to DTG’s Common Stock performance through equity-based incentives, such as Performance Shares, to align executive’s interests with those of DTG’s stockholders.

Independence

The Human Resources and Compensation Committee is comprised solely of non-employee directors. The Human Resources and Compensation Committee has retained the services of a compensation consultant that functions independently from any compensation consultant retained by management. This independent compensation consultant assists the Human Resources and Compensation Committee in reviewing and establishing the compensation for the Chief Executive Officer, the other four most highly paid executive officers and the Company’s other executives.

Application of Compensation Philosophy in 2004

The Human Resources and Compensation Committee applied the above key principles in establishing an overall level and structure for 2004 executive compensation and in determining the compensation for each senior executive in 2004. The Human Resources and Compensation Committee in 2004 retained the services of an independent compensation consultant to assist in its work.

Components of Executive Compensation Program

DTG’s executive compensation program has four components: base salary, incentive compensation cash bonuses, long-term Share incentive compensation and supplemental retirement benefits. Generally, on average, DTG target total compensation for executives is within the range of typical median or market midpoint. In establishing executive compensation components for 2004, the independent compensation consultant retained by the Human Resources and Compensation Committee (i) used multiple published survey sources to develop market pay data, (ii) except for some unique positions, matched Company positions to comparable positions in the published surveys, (iii) benchmarked the Company’s compensation practices to a broad cross-section of U.S. companies, (iv) where available, regression analysis (based on revenues) was used to adjust the data to the revenue responsibility for the Company’s position, and (v) discussed the roles and responsibilities of incumbents with DTG’s Executive Vice President-Administration.

Base Salary

Except for some unique positions, the base salaries for executive officers were established by the Human Resources and Compensation Committee by matching positions at the Company to comparable positions in published surveys obtained by the independent compensation consultant. Base salaries may vary depending on factors such as responsibility, current performance and tenure. The independent compensation consultant found that the Company executive base salaries on average were below the median.

Incentive Compensation Cash Bonuses

DTG’s annual incentive compensation plan is a cash bonus plan designed to provide performance based compensation awards to executives for achievement of corporate objectives during the past year. In 2004, DTG established an incentive compensation pool equal to 12.75% of pretax profit (including impact of a change in accounting). The Company had a pretax profit margin of 6.00%, meeting the required pretax profit margin of 4.00% to establish the pool. On February 25, 2005, with approval of the Human Resources and Compensation Committee, the Company paid out the 12.75% incentive compensation pool as follows:

Class of Eligible Employees	Percentage of Pool	Payout ($)

Executives	3.50%	2,984,062
Middle Management	1.50%	1,370,272
Field	3.50%	2,967,326
Other Employees’ Profit Share	4.25%	3,526,907
Total	12.75%	$10,848,567

“Executives” are comprised of approximately 40 persons, “Middle Management” is comprised of approximately 190 persons, “Field” is comprised of approximately 160 persons and “Other Employees’ Profit Share” is comprised of approximately 6,500 persons. The independent compensation consultant found that the Company’s incentive compensation cash bonus plan generally approximates median practice.

The incentive compensation pool is allocated to individual participants based on individual target award levels, subject to adjustment based upon performance. These target award levels differ by individual participant and by the responsibilities of the positions held by each individual participant. When the required pre-tax profit margin was met for 2004, management recommended to the Human Resources and Compensation Committee the individual participant awards for approval and payout to executives.

Long-Term Incentive Compensation

The various awards to executives under the Original Plan and the description of the proposed Amended and Restated Plan of DTG are discussed earlier in this Proxy Statement. See “Additional Information for Amendment and Restatement of Long-Term Incentive Plan Proposal” above. The independent compensation consultant found that the Company’s long-term incentive award values vary significantly by individual and are slightly above median on average.

In 2004, Company management hired a compensation consultant to review compensation practices, including the Original Plan and equity incentives. Such compensation consultant recommended alternative performance metrics that were more closely aligned with strategic planning goals of the Company. The work of management’s compensation consultant was reviewed by the independent compensation consultant hired by the Human Resources and Compensation Committee. The performance metrics for the 2004-2006 Performance Period are described in more detail earlier in this Proxy Statement. See “Additional Information for Amendment and Restatement of Long-Term Incentive Plan Proposal - Awards Under Amended and Restated Plan - Performance Shares” above.

Supplemental Retirement Benefits

In December 1994, Pentastar Transportation Group, Inc., predecessor to DTG, adopted a deferred compensation plan (the “Deferred Compensation Plan”) to provide a means by which certain executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation, to also permit certain other deferrals of compensation, and to encourage such employees to remain employed by the Company. The Company may make contributions to the Deferred Compensation Plan in addition to elective deferrals of compensation by executives. The Deferred Compensation Plan currently covers 41 employees of the Company.

DTG adopted a retirement plan in December 1998 (the “Retirement Plan”) to provide a means by which the Company can provide retirement income to key executives to encourage them to remain employed by the Company. The Company makes contributions to the Retirement Plan. The Retirement Plan currently covers 39 employees of the Company, but was discontinued for any new key executives beginning in December 2004. Any such new key executives will instead receive a higher level of Company contribution to the Deferred Compensation Plan. DTG has established a single non-qualified trust to provide a source of payment for benefits under the Deferred Compensation Plan and the Retirement Plan.

Effective June 1, 2002, DTG adopted an executive option plan (the “KEYSOP”). The KEYSOP is a nonqualified shares option plan and provides a means by which certain executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation in exchange for mutual fund options in the KEYSOP. DTG has established a trust to hold the Shares that are subject to purchase through the exercise of options.

Effect of American Jobs Creation Act of 2004

The Deferred Compensation Plan, the Retirement Plan and the KEYSOP are all affected by the AJCA. DTG is currently reviewing the AJCA and its ramifications and intends to be in compliance with the AJCA by the end of 2005. The Retirement Plan currently substantially complies with the AJCA, but an amendment may still be necessary. The Deferred Compensation Plan will be amended to fully comply with the AJCA. In addition, because the KEYSOP grants discounted options for non-employer stock, new options cannot be granted under the KEYSOP without incurring the risk of substantial tax penalties. The KEYSOP options currently outstanding and fully vested are “grandfathered” under the AJCA and can be exercised under the terms of the outstanding option agreements, so long as no material modifications were made to these options after October 3, 2004. DTG will not terminate the KEYSOP or the accompanying trust but the KEYSOP will be considered “frozen” for granting of new options. Any elective deferrals of 2005 compensation and or bonuses which may be earned must be deferred by the executives into the Deferred Compensation Plan. See also “Additional Information for Amendment and Restatement of Long-Term Incentive Plan Proposal - Restrictions on Awards Under Amended and Restated Plan” above.

Compensation for the Chief Executive Officer

In 2004, the Company achieved record results in revenues of $1.42 billion, compared to $1.23 billion in 2003, a 16% increase. There were also significant accomplishments for the Company in 2004 under the leadership of Gary L. Paxton. Among other things, the Company (a) had continued success with franchise acquisitions, having now completed approximately 70% of its acquisition program, (b) led the industry in vehicle utilization with 85.1%, a record for the Company, (c) continued and expanded its share buyback program from $30 million to $100 million, and (d) had continued success in maintaining a cost structure that allowed the Company to sustain profits in a challenging pricing environment, all while improving the Company’s overall financial strength.

In establishing the components of the Chief Executive Officer’s compensation, the Human Resources and Compensation Committee relied on information developed from compensation surveys with the assistance of the independent compensation consultant, and comparative industry data.

Stock Ownership Guidelines

DTG maintains stock ownership guidelines to more closely align the interests of executives with those of stockholders ranging from one half of annual base salary for the most junior executives to five times annual base salary for the Chief Executive Officer if also serving as a director.

Compensation Committee Interlocks and Insider Participation

The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. Since 1999, BMO Nesbitt Burns has assisted in a fleet securitization for Canadian vehicles. BMO Nesbitt Burns was selected by the Company following a review of multiple competitive proposals. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at the original closing, interest, as well as additional program fees, will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the term of the arrangement.

THE HUMAN RESOURCES AND

COMPENSATION COMMITTEE

The Hon. Edward C. Lumley, Chairman

Molly Shi Boren

Thomas P. Capo, ex-officio

John C. Pope

March 23, 2005

Summary Compensation Table

The following table provides certain summary information concerning compensation of DTG’s Chief Executive Officer and each of the named executive officers of DTG for the three fiscal years ended December 31, 2004, 2003 and 2002:

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All Other
Name and Principal				Other Annual	Stock	Underlying	LTIP	Compensation
Position	Year	Salary ($)	Bonus ($)	Compensation ($) (1)	Awards ($)	Options (#)	Payouts ($)	($) (6)

Gary L. Paxton,	2004	519,945	517,443	57,672 (2)	-0-	-0-	-0-	464,981
Chief Executive Officer	2003	398,175	216,383	57,085 (3)	-0-	-0-	-0-	318,125
and President	2002	353,541	390,662	54,577 (4)	216,692 (5)	-0-	-0-	206,067

Donald M. Himelfarb,	2004	375,526	244,930	61,953 (2)	-0-	-0-	-0-	216,826
Senior Executive Vice	2003	347,208	154,520	51,711 (3)	-0-	-0-	-0-	210,950
President and Chief	2002	314,604	347,637	50,469 (4)	181,594 (5)	-0-	-0-	171,941
Administrative Officer

Steven B. Hildebrand,	2004	334,951	219,259	60,721 (2)	-0-	-0-	-0-	121,075
Senior Executive Vice	2003	291,543	133,159	67,086 (3)	-0-	-0-	-0-	114,500
President and Chief	2002	265,356	293,219	50,561 (4)	157,178 (5)	-0-	-0-	87,370
Financial Officer

R. Scott Anderson,	2004	324,682	198,419	62,472 (2)	-0-	-0-	-0-	110,555
Senior Executive Vice	2003	251,610	107,267	61,576 (3)	-0-	-0-	-0-	98,718
President	2002	208,000	187,200	49,911 (4)	83,930 (5)	-0-	-0-	58,238

John J. Foley,	2004	324,682	198,419	56,673 (2)	-0-	-0-	-0-	114,566
Senior Executive Vice	2003	268,772	107,267	46,470 (3)	-0-	-0-	-0-	104,886
President	2002	223,800	201,420	49,273 (4)	80,878 (5)	-0-	-0-	68,798

_______________________

(1)

Represents amounts which consist of: (a) imputed income and allowance related to Company cars and expenses related thereto, (b) country club dues, (c) financial counseling, and (d) supplementary medical and long-term disability insurance premiums.

(2)

In 2004, imputed income and allowance related to Company cars provided to each of the persons named above exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such imputed income and allowance for each of the persons named above is as follows: (a) Mr. Paxton ($30,157), (b) Mr. Himelfarb ($30,350), (c) Mr. Hildebrand ($31,311), (d) Mr. Anderson ($31,427), and (e) Mr. Foley ($30,523).

(3)

In 2003, imputed income and allowance related to Company cars provided to each of the persons named above exceeded 25% of total perquisites and other personal benefits reported for such persons. The amount of such imputed income and allowance for each of the persons named above is as follows: (a) Mr. Paxton ($25,571), (b) Mr. Himelfarb ($26,749), (c) Mr. Hildebrand ($27,177), (d) Mr. Anderson ($26,517), and (e) Mr. Foley ($27,800).

In addition, in 2003, supplementary medical insurance policy premiums paid by DTG for Messrs. Hildebrand and Anderson exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such premiums for Messrs. Hildebrand and Anderson is as follows: (a) Mr. Hildebrand ($20,477), and (b) Mr. Anderson ($16,623).

(4)

In 2002, imputed income and allowance related to Company cars provided to each of the persons named above exceeded 25% of the total perquisites and other personal benefits reported for such persons. The amount of such imputed income and allowance for each of the persons named above is as follows: (a) Mr. Paxton ($26,346), (b) Mr. Himelfarb ($27,189), (c) Mr. Hildebrand ($26,277), (d) Mr. Anderson ($25,446), and (e) Mr. Foley ($27,600).

(5)

On February 14, 2003, an aggregate total of 47,200 Performance Shares were awarded to the persons named above based on 2002 performance. One-third of these Performance Shares vested on February 14, 2003, the second one-third vested on January 31, 2004 and the remaining one-third vested on January 31, 2005. The value of the Performance Shares actually awarded for each person in the table above is based on the closing stock price of $15.26 on January 23, 2002, the date the “target” Performance Shares were granted. The total value of the 47,200 Performance Shares as of December 31, 2002 was $998,280 based on the closing stock price of $21.15. In the event DTG decides to pay dividends, they will be paid on Performance Shares that have vested.

(6)

Represents amounts for 2004 which consist of: (a) the Company’s contributions to the 401(k) plan in the amount of $19,215, (b) the Company’s contributions to the Deferred Compensation Plan in the amount of $181,886, (c) the Company’s contributions to the Retirement Plan in the amount of $799,750, and (d) life insurance premiums in the amount of $27,152.

Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table provides certain summary information concerning Performance Share awards made under the Original Plan to DTG’s Chief Executive Officer and each of the named executive officers of DTG with respect to the fiscal year ended December 31, 2004:

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
Gary L. Paxton	36,818	January 1, 2004 - December 31, 2006	-0-	36,818	73,636
Donald M. Himelfarb	30,900	January 1, 2004 - December 31, 2006	-0-	30,900	61,800
Steven B. Hildebrand	22,500	January 1, 2004 - December 31, 2006	-0-	22,500	45,000
R. Scott Anderson	17,110	January 1, 2004 - December 31, 2006	-0-	17,110	34,220
John J. Foley	17,250	January 1, 2004 - December 31, 2006	-0-	17,250	34,500

The Performance Share awards described in the table above are target awards based upon the 2004-2006 Performance Period. The number of Performance Shares ultimately earned would be expected to range from zero to 200% of the target award, depending on the level of DTG’s corporate performance over the 2004-2006 Performance Period against certain criteria. The criteria to be used by DTG and the Human Resources and Compensation Committee to determine the number of Performance Shares ultimately earned for the 2004-2006 Performance Period will be (i) a certain percentage of the cumulative Dollar “brand” and Thrifty “brand” market share (whether corporate or franchised) in the top 100 U.S. airports, and (ii) DTG’s total stockholder return performance against companies listed in the Russell 2000 at the beginning and at the end of the 2004-2006 Performance Period.

Certain Continuing Arrangements

In April 2004, DTG entered into an Employment Continuation Agreement with Mr. Paxton (the “Continuation Agreement”). The Continuation Agreement provides for benefits to be paid to Mr. Paxton upon termination of his employment following a change in control of DTG subject to certain requirements contained in the Continuation Agreement. The Continuation Agreement was filed as Exhibit 10.34 to DTG’s Quarterly Report on 10-Q for the period ended June 30, 2004.

In April 2004, DTG amended and restated its existing Employment Continuation Plan pursuant to that certain Amended and Restated Employment Continuation Plan for Key Employees (the “Amended and Restated Employment Continuation Plan”). The Amended and Restated Employment Continuation Plan provides for benefits to be paid to certain employees upon termination of their employment following a change in control of DTG subject to certain requirements contained in the plan. The Amended and Restated Employment Continuation Plan currently covers 45 employees of the Company. The Amended and Restated Employment Continuation Plan was filed as Exhibit 10.35 to DTG’s Quarterly Report on Form 10-Q for the period ended June 30, 2004.

Two years following a change in control of DTG, ownership of the vehicles then being used by Messrs. Paxton, Himelfarb and Hildebrand will be transferred to them and the use of rental cars for product and service evaluation will continue. Upon retirement from the Company, Messrs. Paxton, Himelfarb and Hildebrand, as having completed five years of service, will be permitted to retain the vehicles until their scheduled turnback date and the use of rental cars for product and service evaluation will continue.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares the cumulative total stockholder return on DTG Common Stock with the CoreData Industry Group 761 - Rental & Leasing Services and the Russell 2000 Index. The CoreData Industry Group 761 - Rental & Leasing Services is a published index of 23 stocks including DTG, which covers companies that rent or lease various durable goods to the commercial and consumer market including cars and trucks, medical and industrial equipment, appliances, tools and other miscellaneous goods.

The results are based on an assumed $100 invested on December 31, 1999, and reinvestment of dividends through December 31, 2004.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Dollar Thrifty Automotive Group, Inc., CoreData Group Index and Russell 2000 Index

Company/Index/Market	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
Dollar Thrifty Automotive Group, Inc.	100.00	78.33	64.75	88.36	108.37	126.16
CoreData Industry Group 761 - Rental & Leasing Services	100.00	87.21	86.12	71.11	106.24	128.68
Russell 2000 Index	100.00	95.68	96.66	75.80	110.19	129.47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. Since 1999, BMO Nesbitt Burns has assisted in a fleet securitization for Canadian vehicles. BMO Nesbitt Burns was selected by the Company following a review of multiple competitive proposals. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at the original closing, interest, as well as additional program fees, will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the term of the arrangement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and statements of changes in ownership of Common Stock, as well as annual statements of ownership. Based solely upon a review of forms furnished to DTG, during the fiscal year ended December 31, 2004, DTG believes that all SEC filing requirements applicable to the Company’s directors, executive officers and persons owning more than 10% of the Common Stock were met.

CODE OF ETHICS

DTG has adopted its “Code of Business Conduct” which addresses all related requirements for content under the Sarbanes-Oxley Act of 2002, related SEC regulations promulgated thereunder, and New York Stock Exchange rules and regulations. The Code of Business Conduct is located on DTG’s website (www.dtag.com) under the heading “About DTG.” As required by New York Stock Exchange rules and regulations, DTG shall provide a copy of the Code of Business Conduct to any stockholder upon request.

REPORT ON FORM 10-K

A copy of DTG’s Report on Form 10-K for the period ended December 31, 2004, filed with the SEC (including related financial statements and schedules) is available to stockholders without charge, upon written request to the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

Any stockholder proposal under SEC Rule 14a-8 intended to be presented at DTG’s next Annual Meeting of Stockholders to be held in 2006 must be received by DTG not later than December 15, 2005 if the stockholder wishes the proposal to be included in DTG’s proxy materials relating to the meeting. Such proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

In addition, DTG’s Bylaws contain certain notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in DTG’s proxy materials, which provide that the deadline for submitting proposals is not less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2006, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2006; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then such proposals will be considered if received not later than the tenth day following the day on which the meeting date is disclosed. Such nominations and proposals should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than those set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors

/S/ STEPHEN W. RAY

Stephen W. Ray

Secretary

Tulsa, Oklahoma

April 8, 2005

EXHIBIT A

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE MARCH 23, 2005)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

AND DIRECTOR EQUITY PLAN

(AS AMENDED AND RESTATED EFFECTIVE MARCH 23, 2005)

1.           Establishment and Purpose.

(a)        Establishment. The Long-Term Incentive Plan was adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, on December 11, 1997, was amended by the First Amendment on September 29, 1998 and was further amended by the Second Amendment on May 25, 2000 (the “Original Plan”). Effective as of March 23, 2005, the Original Plan is hereby amended and restated in its entirety. Grants or awards made under the Original Plan shall continue to be governed by the terms of such grants and awards and the Original Plan.

(b)        Purpose. The purpose of the Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan is to attract and retain officers and other key employees for Dollar Thrifty Automotive Group, Inc. and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance, and to enhance shareholder value. The purpose is also to attract and retain Non-Employee Directors and to provide compensation in the form of equity to align their interests with those of shareholders.

2.           Definitions.   As used in this Plan,

(a)        “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)        “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(c)        “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee).

(d)	“Change in Control” has the meaning provided in Section 13 of this Plan.

(e)        “Code” means the Internal Revenue Code of 1986, and related Treasury Regulations, as amended from time to time.

(f)         “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g)	“Company” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

(h)        “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

1

(i)         “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j)	“Detrimental Activity” means:

(i)                Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)               Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)              The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(iv)              The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)               Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or
(B)

due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)              Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(k)	“Director” means a member of the Board of Directors of the Company.

(l)         “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

2

(m)       “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted, which may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(n)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)        “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(p)        “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)	“Incumbent Board” has the meaning set forth in Section 13(a)(v).

(r)         “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

1.	earnings before interest and taxes;
2.	earnings before interest, taxes, depreciation and amortization;
3.	net income;
4.	revenues;
5.	earnings per share;
6.	pre-tax profit;
7.	pre-tax profit margin;
8.	cash flow;
9.	return on equity;
10.	return on investment;
11.	return on assets;
12.	stock price;
13.	total shareholder return;
14.	economic value added;
15.	performance against business plan;
16.	customer service;
17.	market share;
18.	profit per vehicle;
19.	employee satisfaction;
20.	quality; and
21.	vehicle utilization.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, notwithstanding any loss of deduction under Section 162(m) of the Code to the Company, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable. Further, on or before the Date of Grant, in connection with the establishment of Management Objectives, the Board may exclude the impact on performance of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission.

3

(s)         “Market Value Per Share” of the Common Shares on a given date shall be based upon either (i) if the Common Shares are listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per Common Share on such date (or, if there was no trading or quotation in the Common Shares on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Board in good faith based upon the best available facts and circumstances at the time.

(t)         “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u)         “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)	“Option Price” means the purchase price payable on exercise of an Option Right.

(w)       “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(x)	“Original Plan” has the meaning set forth in Section 1(a) of this Plan.

(y)        “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(z)         “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)       “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(bb)      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded or such other value as is determined by the Board pursuant to Section 8 of this Plan.

(cc)       “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(dd)       “Plan” means this Dollar Thrifty Automotive Group, Inc. Amended and Restated Long-Term Incentive Plan and Director Equity Plan.

(ee)       “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

4

(ff)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(gg)       “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(hh)       “Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii)         “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj)        “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(kk)      “Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

(ll)         “Voting Stock” means the then-outstanding securities entitled to vote generally in the election of Directors.

3.           Shares Available Under the Plan.

(a)        Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, or (vi) as awards contemplated by Section 10 of this Plan will not exceed in the aggregate 795,000 Common Shares that have been reserved by the Board for issuance or transfer under this Plan, plus any Common Shares that remained available for issuance or transfer under the Original Plan, plus any shares relating to awards heretofore or hereafter made, whether granted, reserved and outstanding under this Plan or the Original Plan, that expire or are forfeited (including Performance Shares) or are cancelled. Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

5

(b)        Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,500,000 Common Shares; and (ii) during any calendar year, no Participant will be granted:

(A)	Option Rights in excess of 285,000 Common Shares;
(B)	Appreciation Rights in excess of 285,000 Common Shares;
(C)	Performance Shares that specify Management Objectives in excess of 160,000 Common Shares;
(D)	Restricted Stock that specifies Management Objectives in excess of 80,000 Common Shares;
(E)	Restricted Stock Units that specify Management Objectives in excess of 80,000 Common Shares; and
(F)	Performance Units that specify Management Objectives having an aggregate maximum value as of their respective Dates of Grant in excess of $7,100,000.

4.           Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)        Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)        Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)        Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment. No fractional Common Shares will be issued or accepted.

(d)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)         Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)          Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

6

(g)        Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights, in which case such grant will specify that, before the Option Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(h)        Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)         The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis.

(j)         The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)	No Option Right will be exercisable more than 10 years from the Date of Grant.

(l)         The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise, to the extent permitted by applicable law; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m)       The Board may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Board’s discretion) for outstanding Options; provided, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value Per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Per Share of the underlying Common Shares and the Option Price of the Options.

(n)        Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions as the Board may approve.

(o)        The Board may provide for termination of an Option Right in the case of termination of employment or directorship or any other reason.

(p)        An Option Right granted hereunder may be exercisable, in whole or in part, by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment thereof and otherwise in accordance with the Evidence of Award pursuant to which the Option Right was granted.

5.           Appreciation Rights.

(a)         The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

7

(b)        Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)                Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)               Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)              Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)              Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control.

(v)               Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi)              Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights, in which case such Appreciation Rights will specify that, before the Appreciation Rights will become exercisable, the Board must certify that the Management Objectives have been satisfied.

(vii)             Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)        Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(i)                In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which exercise price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

(d)	Regarding Free-Standing Appreciation Rights only:

(i)                Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value Per Share on the day immediately preceding the Date of Grant;

8

(ii)               Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)              No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.           Restricted Stock.  The Board may authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)        Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)        Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)         Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three (3) years (which may include pro-rata or graded vesting over such period) to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or other similar or event; provided, however, that the three-year substantial risk of forfeiture period may be reduced in the case of (i) grants to newly hired Participants to replace forfeited awards from a prior employer, (ii) grants that are a form of payment for earned Performance Shares or Performance Units or (iii) grants, as provided in Section 6(e).

(d)        Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)        Any such grant or sale may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant or sale may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. Such grant or sale will specify that, before the Restricted Stock will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(f)         Any such grant or sale may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)         Each grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

(h)         A Participant may make the election under Section 83(b) of the Code with respect to any award of Restricted Stock.

9

7.           Restricted Stock Units.  The Board may authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)         Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(b)         Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)         Each such grant or sale made to a Participant who is (i) an officer or other key employee will be subject to a Restriction Period of not less than three (3) years (which may include pro-rata or graded vesting over such period) or (ii) a Non-Employee Director or not an officer or other key employee will be subject to a Restriction Period of not less than six (6) months, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control.

(d)        During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e)        Each such grant or sale will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.           Performance Shares and Performance Units.  The Board may authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)         Each such grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)         The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than six (6) months), as determined by the Board at the Date of Grant which may be subject to earlier lapse or other modification in the event of a Change in Control or other similar or event; provided , however, that the six-month Performance Period may be reduced in the case of grants to newly hired Participants to replace forfeited awards from a prior employer.

(c)         Any such grant will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. Such grant will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)         Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

10

(e)        Any such grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)         The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g)        Each such grant will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.           Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a)        Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an Option Price per share, which will not be less than the Market Value Per Share on the day immediately preceding the Date of Grant. Each such Option Right granted under this Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

(i)                Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(ii)               If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)              Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Non-Employee Director for at least six (6) months (or such shorter period as may be possible without triggering negative accounting treatment) (or other consideration authorized pursuant to Section 9(b)) having a value at the time of exercise equal to the total Option Price, (iii) any other legal consideration that the Board may deem appropriate on such basis as the Board may determine in accordance with this Plan, or (iv) by a combination of such methods of payment. No fractional Common Shares will be issued or accepted.

(b)        To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(c)        Each grant or sale of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(d)        Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

11

(e)        Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(f)         Non-Employee Directors may be granted, sold, or awarded other awards as contemplated by Section 10 of this Plan.

(g)        Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

10.           Other Awards.

(a)        The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)        Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

(c)        The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.           Transferability.

(a)         Except as provided in Section 11(b) and 11(c) below, no Option Right, Appreciation Right or other derivative security granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)        Notwithstanding Section 11(a) above, an Option Right, Appreciation Right or other derivative security granted under this Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(c)        Notwithstanding Section 11(a) above, an Option Right (except with respect to an Incentive Stock Option), Appreciation Right or other derivative security granted under this Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

12

(d)        The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.           Adjustments.

(a)        The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

(b)        Moreover, in the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. In the event of any such transaction or event specified in Section 12(a) above, the Board, in its discretion, may also provide for the assumption by another corporation of any or all outstanding awards under this Plan.

(c)         The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.           Change in Control.

(a)         For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award, a “Change in Control” will mean if at any time any of the following events will have occurred:

(i)                the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the Voting Stock of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

(ii)               the Company sells or otherwise transfers all or substantially all of its assets to another corporation or legal person, and as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

13

(iii)              the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock then outstanding after giving effect to such acquisition;

(iv)              the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(v)               individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease, for any reason, to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board;

provided, however, notwithstanding the foregoing provisions of Section 13(a)(iii) and 13(a)(iv) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of Section 13(a)(iii) or 13(a)(iv) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise, or because the Company reports that a change in control of the Company has or will occur in the future by reason of such beneficial ownership.

(b)        In the event of a Change in Control affecting the Company, then, notwithstanding any provision of this Plan to the contrary, unless otherwise expressly determined in an Evidence of Award entered into between the Company and any Participant, all awards that have not expired and which are then held by any Participant (or the person or persons to whom any deceased Participant’s rights have been transferred) shall, as of such Change in Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such awards; provided, however, that to the extent such Change in Control is not a “change in control event” within the meaning of Section 409A of the Code, no award shall, as of such Change in Control, become payable unless otherwise permitted under Section 409A of the Code.

14.         Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

15.         Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

16.         Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

14

17.         Administration of the Plan.

(a)        This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the compensation committee of the Board (or committee or a subcommittee consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)         To the extent of any delegation by the Board of its authority to administer the Plan to the committee (or subcommittee), as set forth in Section 17(a) of this Plan, such committee (or subcommittee) shall have full discretionary authority in all matters relating to the discharge of its responsibilities under this Plan, including, without limitation, its exercise of negative discretion in determining the size of an award if the Management Objective has been achieved, if in the committee’s (or subcommittee’s) sole judgment, such application is appropriate in order to act in the best interests of the Company and its shareholders. The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award, and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award, shall be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c)         The Board or, to the extent of any delegation as provided in Section 17(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under this Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; and (b) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

18.         Amendments, Etc.

(a)        The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

15

(b)        The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)        The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d)        The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(e)        In case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(f)         This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(g)        To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(h)         The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above no such amendment shall impair the rights of any holder without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.         Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)        Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

16

(b)        With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)               The Market Value Per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

20.         Governing Law.  This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

21.         Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.         Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of this Plan that would cause an award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

23.         General Provisions.

(a)        No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b)        Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(c)        No Participant shall have any rights as a shareholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

17

EXHIBIT B

Categorical Standards for Determination of Director Independence

To assist the Board in making determinations of independence about relationships individual directors may have that are not covered by applicable New York Stock Exchange “bright line” tests, the Board has adopted categorical standards for director independence set forth below and has determined that the following relationships with Dollar Thrifty Automotive Group, Inc. (the “Company”), either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

a.           Relationships in the Ordinary Course of Business. Relationships involving (x) the purchase or sale of products or services, or (y) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, greater than three percent (3%) shareholder, officer, employee or director if the following conditions are satisfied:

 (i)           Any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three (3) years do not exceed the greater of (A) $1 million, or (B) two percent (2%) of such other organization’s consolidated gross revenues.

 (ii)           The relationship does not involve consulting, legal or accounting services provided to the Company or its subsidiaries.

(iii)           Any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

b.              Relationships With Organization to Which a Director is Connected Solely as a Shareholder or Partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder, member or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder or member of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than ten percent (10%) of any class of voting securities or membership interests of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a twenty-five percent (25%) or more general partnership interest, or more than a ten percent (10%) overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

c.             Contributions to Charitable Organizations. Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director or trustee if the following conditions are satisfied:

 (i)           Within the preceding three (3) years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of (A) $1 million, or (B) two percent (2%) of the charitable organization’s consolidated gross revenues for that fiscal year.

 (ii)           The charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program, if any, maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

1

d.            Equity Relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company or a subsidiary owns an equity interest, and the amount of the Company’s or subsidiary’s interest is less than ten percent (10%) of the total voting interest in the other organization.

e.             Stock Ownership. The director is the beneficial owner (as that term is defined under Rule 13d-3 promulgated by the Securities and Exchange Commission) of less than ten percent (10%) of the Company’s outstanding capital stock.

f.             Other Family Relationships. A relationship involves a director’s relative who is not an immediate family member of the director.

g.            Employment Relationship. The director has not been an employee of the Company or any of its subsidiaries during the last four (4) years.

h.            Employment of Immediate Family Members. No immediate family member of the director is a current employee, or has been an executive officer during the last four (4) years, of the Company or any of its subsidiaries.

i.              Relationships With Acquired or Joint Venture Entities. In the last four (4) years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

j.             Voting Arrangements. The director is a not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

For purposes of the above categorical standards, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, and “executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

2

APPENDIX A

(FRONT SIDE OF PROXY)

PROXY -- DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

May 20, 2005

The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Pamela S. Peck or Kimberly D. Paul, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at Dollar Thrifty Plaza West Tower, 5310 East 31st Street, First Floor, Tulsa, Oklahoma 74135, on May 20, 2005, at 11:00 a.m., C.D.T., or any adjournment thereof, in accordance with the following instructions.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted “FOR” all nominees in Proposal No. 1, “FOR” Proposal No. 2 and “FOR” Proposal No. 3.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side)

____________________________________________________________________________

(REVERSE SIDE OF PROXY)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

ANNUAL MEETING PROXY CARD

1.	Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

For	Withhold

01 - Molly Shi Boren	_____	_______

02 - Thomas P. Capo	_____	_______

1

03 - Maryann N. Keller	_____	_______

04 - The Hon. Edward C.

Lumley	_____	_______

05 - Gary L. Paxton	_____	_______

06 - John C. Pope	_____	_______

07 - John P. Tierney	_____	_______

08 - Edward L. Wax	_____	_______

2.	Ratification of Auditors

The Board of Directors recommends a vote FOR the following proposal.

Ratification of Deloitte	For	Against	Abstain

& Touche LLP as the

independent registered public

accounting firm for 2005.	______	______	______

3.	Amended and Restated Plan

The Board of Directors recommends a vote FOR the following proposal.

Approval of the amendment	For	Against	Abstain
and restatement of the Long-
Term Incentive Plan of Dollar
Thrifty Automotive Group,
Inc.	______	______	______

AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a business entity, please sign in full business entity name by an authorized representative.

Signature 1	Signature 2	Date (mm/dd/yyyy)

_____________________________	____________________________	_____ / _____ / _____

2